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                          United States
                Securities and Exchange Commission
                     Washington, D.C.  20549



                     SCHEDULE 14C INFORMATION


         Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934


Check the appropriate box:


[X] Preliminary Information    [ ] Confidential, for Use of the
    Statement                      Commission Only (as permitted
                                   by Rule 14c-5(d)(2))

[ ] Definitive Information
    Statement


                          EQUIMED, INC.
-----------------------------------------------------------------
         (Name of registrant as specified in its charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction
       applies:

       ----------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ---------------------------------------------------------

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    4) Proposed maximum aggregate value of transaction:


       ---------------------------------------------------------

    5) Total fee paid:

       ---------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       ---------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:


       ---------------------------------------------------------

    3) Filing Party:

       ---------------------------------------------------------

    4) Date Filed:

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                            EQUIMED, INC.

              AMENDMENT OF CERTIFICATE OF INCORPORATION
                ONE-FOR-SIX REVERSE COMMON STOCK SPLIT



                        INFORMATION STATEMENT


     This Information Statement is furnished to the holders of the common stock, par value $.0001 per share (the "Common Stock"), of EquiMed, Inc., a Delaware corporation (the "Company"), to inform them as to certain action being taken by the Company with the written consent of Douglas R. Colkitt, M.D., of State College, Pennsylvania (the "Consenting Stockholder"). The Consenting Stockholder is the record holder of at least 17,374,924 shares of the Common Stock, representing 64.8% of the 26,818,157 shares of Common Stock outstanding as of July 7, 1997, the record date.

     The Board of Directors of the Company has approved a one-for-six reverse split of Common Stock (the "Reverse Split"). Since certain stockholders may hold numbers of shares not evenly divided by six, it is anticipated that fractional shares of Common Stock will result. Under Delaware law, the affirmative vote of a majority of the outstanding stock entitled to vote thereon is required to approve the amendment to the Company's Certificate of Incorporation (the "Amendment") that will effect the Reverse Split. The Consenting Stockholder gave his written consent to the Reverse Split on July 7, 1997. Since the Consenting Stockholder owns more than fifty percent of the outstanding Common Stock entitled to vote thereon, the Reverse Split has been approved by the necessary vote of stockholders. Accordingly, the Company is not seeking written consents from any of its other stockholders.

        WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
       YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY

     This Information Statement is being mailed on or about July 21, 1997. The Company intends to take all necessary action to consummate the Reverse Split on or after August 11, 1997 (20 days from the date of the mailing of this Information Statement) (the "Effective Date").

     RECORD DATE

     The close business on July 7, 1997 (the "Record Date") has been fixed by the Board of Directors as the record date for determination of stockholders whose shares of Common Stock (or whose transferees' shares of Common Stock) shall be combined on the Effective Date at the rate of one-for-six in accordance with, and subject to, the Reverse Split. On July 7, 1997, the closing sale price of the Common Stock on the NASDAQ National Market was $1.8125 per share.

     VOTING SECURITIES

     The class of stockholders entitled to execute written consents to authorize the Reverse Split is the owners of Common Stock of the Company on the Record Date. Each share of Common Stock entitles its owner to one vote. Common Stock is the only outstanding class of voting securities authorized by the Company's Certificate of Incorporation. The Company's Certificate of Incorporation grant to the Board of Directors the discretion to issue Preferred Stock in series, with various rights, preferences and privileges, including voting rights. None of the Preferred Stock is presently outstanding, and the Board of Directors has no present plan to issue Preferred Stock.

     The Consenting Stockholder, who owns shares of Common Stock constituting more than fifty percent of the outstanding Common Stock entitled to vote, gave his written consent to the Reverse Split on July 7, 1997. Under Delaware law, such consent authorizes the Reverse Split, subject only to prompt notice of the corporate action to stockholders who have not consented.

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     The following table sets forth, as of the Record Date, the number of shares and percentage of the outstanding Common Stock beneficially owned by each person known by the Company who (i) own more than 5% of the outstanding Common Stock or (ii) are directors or executive officers of the Company:


Name and Address of
Beneficial Owner (1)(2)               Number           Percent
-----------------------               -----------      ---------

Douglas R. Colkitt, M.D. (3)          20,889,880       77.9%
Jerome Derdel, M.D. (4)                    1,000        *
Daniel L. Beckett                              0        *
All directors and officers
 as a group (3 persons) (5)           20,890,880       77.9%

-----------------------------------
*     Less than 1%.
(1) The addresses of all such owners is in care of the Company At 2171 Sandy Drive, State College, PA 16803.
(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options or warrants. Each beneficial owner's number of shares is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days have been exercised. The total outstanding shares used to calculate each beneficial owner's percentage includes such options and warrants. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
(3) Includes exercisable options to purchase 500,000 shares of Common Stock at an exercise price of $50 per share. Does not include 1,247,517 shares owned by Dr. Colkitt's spouse, of which Dr. Colkitt disclaims beneficial ownership.
(4) Includes exercercisable options to purchase 1,000 shares of Common Stock at an exercise price of $8.63 per share.
(5) Includes exercisable options to purchase 501,000 shares of Common Stock.


     EFFECT OF THE REVERSE SPLIT

     The effect of the Reverse Split is that each share of Common Stock held by each stockholder on the Record Date (or by any transferee thereof) is reclassified and changed into one-sixth of one share of Common Stock. Each stockholder's percentage ownership interest in the Company and proportional voting power will remain unchanged.

     Each share of Common Stock will continue to entitle its owner to one vote, and its par value will remain at $.0001 per share. Consummation of the Reverse Split will not alter the number of authorized shares of the Company's capital stock, which will remain at 100,000,000 shares. From and after the Effective Date, the amount of capital represented by the shares of Common Stock into which and for which the shares of Common Stock are reclassified pursuant to the Reverse Split shall be the same as the amount of capital represented by the shares of Common Stock so reclassified.

     The Common Stock issued pursuant to the Reverse Split will be fully paid and nonassessable. The Reverse Split will not materially affect any stockholder's proportionate equity interest in the Company or the relative rights, preferences, privileges or priorities of any stockholder. In addition, pursuant to the terms of the Company's stock option and rights plans, the number of shares issuable upon exercise of outstanding options and rights, and the exercise price per share, will be proportionately adjusted.

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     The following table illustrates the principal effects of the
Reverse Split on the Company's Common Stock based on the Common
Stock authorized, issued and outstanding as of July 7, 1997:


                              Prior to the        After the
Number of Shares              Reverse Split       Reverse Split
----------------              --------------      ---------------

Authorized                    100,000,000         100,000,000

Issued and outstanding         26,818,157           4,469,692-5/6

Available for issuance         73,181,843          95,530,307-1/6


     The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, as a result, the Company is subject to the periodic reporting and other requirements of the 1934 Act. The Reverse Split will not affect the registration of the Common Stock under the 1934 Act.

     Pursuant to Delaware law, the Company's stockholders are not entitled to dissenters' rights of appraisal with respect to the Amendment to effect the Reverse Split.

     REASONS FOR THE REVERSE SPLIT

     The Board believes Reverse Split is desirable for several reasons. The Reverse Split should enhance the acceptability of the Common Stock by the financial community and investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Split is expected to increase the per share market price of the Common Stock. The Board also believes that the Reverse Split will result in a broader market for the Common Stock than that which currently exists. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of these policies and practices pertain to the payment of broker's commissions and to time-consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission on a sale of lower priced stocks generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The Reverse Split should result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and procedures of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. The expected increased price level may also encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Effective Date.

     However, there can be no assurance that any or all of these effects will occur; including, without limitation, that the per share market price of the Common Stock after the Effective Date will be six times the market price per share of the Common Stock before the Reverse Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Stockholders should note that the Board cannot predict what effect the Reverse Split will have on the market price of the Common Stock.

     IMPLEMENTATION OF THE REVERSE SPLIT

     The Reverse Split will be formally implemented by filing an amendment to the Certificate of Incorporation of the Company, with the Secretary of State of the State of Delaware (the
"Amendment"). The Amendment will add the following paragraph as a new third paragraph of Article FOURTH of the Company's
Certificate of Incorporation:

          "Each share of Common Stock issued and outstanding as of the close of business on July 7, 1997 (the "Record Date") shall automatically and without any action on the part of the holder thereof be reclassified as, and changed into, one-sixth (1/6) of a share of Common Stock. Such reclassification and change shall not change the par value per share of the Common Stock, which par value shall remain $.0001 per share, nor the number of authorized shares of Common Stock, which shall remain 100,000,000 shares. Each fractional share interest resulting from the reclassification hereunder will entitle the holder thereof to vote and to have the rights of a stockholder proportionate to such fractional share interest."

     CERTIFICATES AND FRACTIONAL SHARES

     The Reverse Split will occur on the Effective Date without any action on the part of stockholders of the Company and without regard to the date or dates certificates issued prior the Effective Date are physically surrendered for certificates representing the number of shares of Common Stock such stockholders are entitled to receive as a consequence of the Reverse Split. The certificates outstanding on the Effective Date will be deemed to represent, after the Effective Date, one-sixth of the face amount of shares stated on such certificates, as a result of the Reverse Split.

     New certificates of Common Stock will be issued in due course as old certificates are tendered to StockTrans, Inc., 7 East Lancaster Avenue, Ardmore, Pennsylvania 19003 (the "Exchange Agent"). Each holder of a certificate which immediately prior to the Effective Date represented outstanding shares of Common Stock (the "Old Certificate") shall be entitled to receive, upon surrender of such Old Certificate to the Exchange Agent for cancellation, a certificate (the "New Certificate") representing the number of shares of Common Stock formerly represented by such Old Certificate so surrendered and reclassified pursuant to the Reverse Split, including any fractional shares. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of shares of Common Stock for which a New Certificate shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. From and after the Effective Date, any Old Certificate shall represent only the right to receive a New Certificate pursuant to the provisions hereof. No New Certificate will be issued to a stockholder until such stockholder has surrendered the Old Certificate.

     No service charges will be payable by holders of shares of Common Stock in connection with the exchange of certificates, all expenses of which will be borne by the Company. However, if a transfer of ownership is requested in connection with the exchange of certificates, a fee may be charged.

     FEDERAL INCOME TAX CONSEQUENCES


     The receipt of Common Stock in the Reverse Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. The tax basis of Common Stock received as a result of the Reverse Split (including any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock. For tax purposes, the holding period of the shares immediately prior to the Effective Date will be included in the holding period of the Common Stock received as a result of the Reverse Split, including any fractional share interests to which a stockholder is entitled.

     THE FEDERAL INCOME TAX DISCUSSION WITH RESPECT TO THE REVERSE SPLIT SET FORTH ABOVE IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE SPLIT.


   EFFECTIVENESS

     In accordance with Delaware law and notwithstanding approval of the amendment by Consenting Stockholder, at any times prior to the filing of the Amendment, the Board of Directors may, in its sole discretion, abandon the proposed amendment without any further action by stockholders.